Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement for the Heska Corporation 1997 Stock Incentive Plan of our report dated January 22, 1999, included in Heska Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and to all references to our Firm included in this registration statement.



                                               /s/ Arthur Andersen LLP


Denver, Colorado
February 6, 2001